UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 5, 2016
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600
Dallas, TX 75225
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed for the sole purpose of including additional information with respect to the Form 8-K filed February 5, 2016 in order to comply with the requirements of Item 5.02 of Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Energy Transfer Equity, L.P. (the “Partnership”) announced that Thomas E. Long has replaced Jamie Welch as Group Chief Financial Officer of LE GP, LLC (the “Company”), the general partner of the Partnership, effective as of February 5, 2016.

In his new role, Mr. Long will be responsible for all financial aspects of the entire family of partnerships under ETE, including Energy Transfer Partners, L.P. (NYSE: ETP)(“ETP”), Sunoco Logistics Partners L.P. (NYSE: SXL) and Sunoco LP (NYSE: SUN). Mr. Long will continue to serve as the Chief Financial Officer of ETP, a position he has held since April 2015. Prior to that, Mr. Long served as the Executive Vice President and Chief Financial Officer of Regency Energy Partners LP (“Regency”) from November 2010 to April 2015. In May 2010, the Partnership acquired the general partner of Regency, and in April 2015 Regency was merged with and into ETP with ETP surviving the merger. Upon the merger of ETP and Regency, Mr. Long assumed the role of Chief Financial Officer of ETP, overseeing all financial aspects of that entity. Prior to the merger, Regency was a publicly-traded master limited partnership engaged in the gathering and processing, compression, treating and transportation of natural gas; the transportation, fractionation and storage of natural gas liquids; the gathering, transportation and terminaling of oil (crude and/or condensate) received from producers; and the management of coal and natural resource properties in the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
By: LE GP, LLC, its general partner

Date: February 11, 2016	/s/ John W. McReynolds John W. McReynolds President